Exhibit 99.1

Alto Ingredients, Inc. Reports First Quarter 2024 Results

– Improved Q1 2024 Gross Profit by $0.8 Million, Net Loss by $1.4 Million and
Adjusted EBITDA by $3.4 Million over Q1 2023 –

Pekin, IL, May 6, 2024 – Alto Ingredients, Inc. (NASDAQ: ALTO), a producer and distributor of renewable fuel and essential ingredients and the largest producer of specialty alcohols in the U.S., reported its financial results for the quarter ended March 31, 2024. For the first quarter of 2024, gross loss improved by $0.8 million, net loss improved by $1.4 million and Adjusted EBITDA improved by $3.4 million over the first quarter of 2023.

Bryon McGregor, President and CEO of Alto Ingredients, said, “Our strategies to diversify revenue, improve capacity utilization rates, reduce costs and expand operating margins are coming to fruition. Our first quarter 2024 financial results benefited from improved crush margins and our efforts to increase essential ingredient returns and operating efficiencies. However, various weather factors materially impacted our first quarter’s performance. In January, a cold spike at our Pekin campus increased transportation related expenses, reduced production rates and caused a shift to lower margin feed products. For the remainder of the quarter, unseasonably moderate weather conditions and ensuing low natural gas prices resulted in an incremental loss of $4.9 million from our energy hedging activities.

“Our scheduled biennial outage at our Pekin wet mill was completed in April 2024 and will result in more consistent and higher production rates, improving reliability as we approach the summer driving season. The market outlook for the rest of 2024 remains favorable, supported by solid corn inventories, improved export demand for ethanol and the EPA’s summer waiver for 15% blends.

“We continue to progress our strategic carbon capture and storage (CCS) initiative that will substantially reduce our carbon footprint. CCS stands to create value for the communities surrounding the Pekin campus, our customers and Alto,” concluded McGregor.

In March, Alto announced that it had signed a letter of intent with Vault 44.01, a leading CCS developer focused on the development, capitalization and operation of carbon storage assets. The company continues to negotiate the terms of its proposed agreements with potential financial partners and with Vault. The plan is to partner for safe and permanent CO2 storage deep underground in a secure geological reservoir close to the Pekin campus. Vault completed the 2D seismic geological survey and has begun data analysis. They have advanced the work required to submit  the EPA Class VI permit application.

Financial Results for the Three Months Ended March 31, 2024 Compared to 2023

●	Net sales were $240.6 million, compared to $313.9 million.

●	Cost of goods sold was $243.0 million, compared to $317.1 million.

●	Gross loss, including a $4.9 million incremental loss related to natural gas hedging activities, was $2.4 million, compared to a gross loss of $3.2 million.

●	Selling, general and administrative expenses were $7.9 million for both periods.

●	Operating loss was $10.3 million, compared to an operating loss of $11.6 million, which included an asset impairment charge of $0.6 million.

●	Net loss available to common stockholders was $12.0 million, or $0.17 per share, compared to $13.5 million, or $0.18 per share.

●	Adjusted EBITDA was negative $7.1 million, compared to negative $10.4 million.

Cash and cash equivalents were $29.3 million at March 31, 2024, compared to $30.0 million at December 31, 2023. At March 31, 2024, the company’s borrowing availability was $90.9 million including $25.9 million under the company’s operating line of credit and $65.0 million under its term loan facility, subject to certain conditions.

First Quarter 2024 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Monday, May 6, 2024, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the conference call can be accessed from Alto Ingredients’ website at www.altoingredients.com. Alternatively, to receive a number and unique PIN by email, register here. To dial directly twenty minutes prior to the scheduled call time, dial (833) 630-0017 domestically and (412) 317-1806 internationally. The webcast will be archived for replay on the Alto Ingredients website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Monday, May 6, 2024 through 8:00 p.m. Eastern Time on Monday, May 13, 2024. To access the replay, please dial 877-344-7529. International callers should dial 00-1 412-317-0088. The pass code will be 8726641.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited consolidated net income (loss) before interest expense, interest income, provision for income taxes, asset impairments, loss on extinguishment of debt, unrealized derivative gains (losses), acquisition-related expense and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss). Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) produces and distributes renewable fuel and essential ingredients and is the largest producer of specialty alcohols in the United States. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ projected outlook, future performance, margin improvements and crush spreads; Alto Ingredients’ plant improvement and other capital projects, including CCS, as well as repair and maintenance projects, and their financing, costs, timing and effects; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others, Alto Ingredients’ ability to finalize definitive documentation with Vault on acceptable terms and to fund and execute the CCS project as intended; adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints; and the cost, ability to fund, timing and effects of, including the financial and other results deriving from, Alto Ingredients’ plant improvement and other capital projects, including CCS, and other business initiatives and strategies. These factors also include, among others, the inherent uncertainty associated with financial and other projections and large-scale capital projects; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies, including with respect to the Inflation Reduction Act’s tax and other benefits Alto Ingredients expects to derive from CCS; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2024.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, Investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, LHA Investor Relations, 415-433-3777, Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net sales	$240,629	$313,891
Cost of goods sold	243,029	317,055
Gross loss	(2,400)	(3,164)
Selling, general and administrative expenses	(7,932)	(7,882)
Asset impairments	—	(574)
Loss from operations	(10,332)	(11,620)
Interest expense, net	(1,634)	(1,565)
Other income, net	241	19
Loss before provision for income taxes	(11,725)	(13,166)
Provision for income taxes	—	—
Net loss	$(11,725)	$(13,166)
Preferred stock dividends	$(315)	$(312)
Net loss available to common stockholders	$(12,040)	$(13,478)
Net loss per share, basic and diluted	$(0.17)	$(0.18)
Weighted-average shares outstanding, basic and diluted	72,766	73,815

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$29,310	$30,014
Restricted cash	12,762	15,466
Accounts receivable, net	58,081	58,729
Inventories	42,610	52,611
Derivative instruments	52	2,412
Other current assets	8,028	9,538
Total current assets	150,843	168,770
Property and equipment, net	248,901	248,748
Other Assets:
Right of use operating lease assets, net	21,506	22,597
Intangible assets, net	8,351	8,498
Other assets	5,034	5,628
Total other assets	34,891	36,723
Total Assets	$434,635	$454,241

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	March 31, 2024	December 31, 2023
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$18,508	$20,752
Accrued liabilities	18,166	20,205
Current portion – operating leases	4,486	4,333
Derivative instruments	8,299	13,849
Other current liabilities	5,595	6,149
Total current liabilities	55,054	65,288

Long-term debt	84,069	82,097
Operating leases, net of current portion	17,895	19,029
Other liabilities	8,958	8,270
Total Liabilities	165,976	174,684

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of March 31, 2024 and December 31, 2023 Series B: 927 shares issued and outstanding as of March 31, 2024 and December 31, 2023	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 77,018 and 75,703 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	77	76
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	1,042,053	1,040,912
Accumulated other comprehensive income	2,481	2,481
Accumulated deficit	(775,953)	(763,913)
Total Stockholders’ Equity	268,659	279,557
Total Liabilities and Stockholders’ Equity	$434,635	$454,241

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended March 31,
(in thousands) (unaudited)	2024	2023
Net loss	$(11,725)	$(13,166)
Adjustments:
Interest expense	1,634	1,565
Interest income	(175)	(221)
Unrealized derivatives gains	(3,190)	(5,926)
Acquisition-related expense	675	700
Asset impairments	—	574
Depreciation and amortization expense	5,728	6,055
Total adjustments	4,672	2,747
Adjusted EBITDA	$(7,053)	$(10,419)

Segment Financials

	Three Months Ended March 31,
(in thousands) (unaudited)	2024	2023
Net sales
Pekin Campus production, recorded as gross:
Alcohol sales	$108,350	$132,381
Essential ingredient sales	46,709	63,631
Intersegment sales	321	313
Total Pekin Campus sales	155,380	196,325
Marketing and distribution:
Alcohol sales, gross	$54,431	$84,381
Alcohol sales, net	34	114
Intersegment sales	2,752	2,843
Total marketing and distribution sales	57,217	87,338
Western production, recorded as gross:
Alcohol sales	$20,231	$20,932
Essential ingredient sales	7,826	8,353
Intersegment sales	—	1
Total Western production sales	28,057	29,286

Corporate and other	3,048	4,099
Intersegment eliminations	(3,073)	(3,157)
Net sales as reported	$240,629	$313,891
Cost of goods sold:
Pekin Campus production	$151,112	$198,178
Marketing and distribution	53,685	83,126
Western production	36,517	33,982
Corporate and other	2,794	2,369
Intersegment eliminations	(1,079)	(600)
Cost of goods sold as reported	$243,029	$317,055
Gross profit (loss):
Pekin Campus production	$4,268	$(1,853)
Marketing and distribution	3,532	4,212
Western production	(8,460)	(4,696)
Corporate and other	254	1,730
Intersegment eliminations	(1,994)	(2,557)
Gross loss as reported	$(2,400)	$(3,164)

Sales and Operating Metrics (unaudited)

	Three Months Ended March 31,
	2024	2023
Alcohol Sales (gallons in millions)
Pekin Campus renewable fuel gallons sold	31.8	35.3
Western production renewable fuel gallons sold	11.2	7.9
Third party renewable fuel gallons sold	29.7	33.9
Total renewable fuel gallons sold	72.7	77.1
Specialty alcohol gallons sold	26.3	21.4
Total gallons sold	99.0	98.5

Sales Price per Gallon
Pekin Campus	$1.90	$2.38
Western production	$1.80	$2.64
Marketing and distribution	$1.83	$2.49
Total	$1.86	$2.43

Alcohol Production (gallons in millions)
Pekin Campus	53.6	53.3
Western production	9.7	7.3
Total	63.3	60.6

Corn Cost per Bushel
Pekin Campus	$4.73	$6.83
Western production	$5.89	$9.34
Total	$4.92	$7.07

Average Market Metrics
PLATTS Ethanol price per gallon	$1.56	$2.19
CME Corn cost per bushel	$4.35	$6.58
Board corn crush per gallon (1)	$0.01	$(0.16)

	Three Months Ended March 31,
	2024	2023
Essential Ingredients Sold (thousand tons)
Pekin Campus:
Distillers grains	87.7	90.8
CO2	39.1	42.3
Corn wet feed	25.6	26.7
Corn dry feed	18.9	21.5
Corn oil and germ	17.8	19.3
Syrup and other	9.5	10.5
Corn meal	8.3	9.4
Yeast	5.7	6.4
Total Pekin Campus essential ingredients sold	212.6	226.9

Western production:
Distillers grains	71.8	54.0
Syrup and other	14.2	3.5
CO2	13.3	13.6
Corn oil	1.5	1.3
Total Western production essential ingredients sold	100.8	72.4

Total Essential Ingredients Sold	313.4	299.3

Essential Ingredients Return % (2)
Pekin Campus return	52.1%	46.2%
Western production return	39.3%	40.0%
Consolidated total return	49.8%	45.4%

(1)	Assumes corn conversion of 2.80 gallons of alcohol per bushel of corn.

(2)	Essential ingredient revenues as a percentage of total corn costs consumed.

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